SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)  September 17, 2007
____________________________________________________

(formerly Mediquip Holdings, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	75-2263732
(formerly Delaware)	(IRS Employer Identification Number)
(State or other jurisdiction of incorporation or organization)

15473 East Freeway
Channelview, Texas 77530
(Address of principal executive offices)

Ronald E. Smith, President
Deep Down, Inc.
15473 East Freeway
Channelview, Texas 77530
(Name and address of agent for service)

(281) 862-2201
(Telephone number, including area code of agent for service)

ITEM 3.02 - Unregistered Sales of Equity Securities.

On September 17, 2007 Deep Down, Inc. announced that it has exchanged 2,250 shares ($2,250,000 aggregate face value) of Series E Redeemable Exchangeable Preferred Stock (“Preferred Stock”) from Ron E. Smith, President and CEO of Deep Down, and Mary L. Budrunas, director of Deep Down, for 2,250,000 shares of common stock.

The Preferred Stock had a face value and liquidation preference of $1,000 per share, no dividend preference, and was exchangeable at the holder’s option after June 30, 2007, into 6% subordinated notes due three years from the date of exchange.

Item 9.01. Financial Statements and Exhibits

Exhibit A                       Press Release dated September 17, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEEP DOWN, INC.

By: /s/ Ronald Smith
Ronald Smith, President

Date: September 17, 2007

EXHIBIT A
PRESS RELEASE

NEWS RELEASE

September 17, 2007	OTC BB: DPDW

DEEP DOWN REDUCES INDEBTEDNESS BY $2,250,000

HOUSTON, TX – September 17, 2007 – Deep Down, Inc. (OTCBB: DPDW) today announced that it has exchanged 2,250 shares ($2,250,000 aggregate face value) of Series E Redeemable Exchangeable Preferred Stock (“Preferred Stock”) from Ronald E. Smith, President and CEO of Deep Down, and Mary L. Budrunas, director of Deep Down, for 2,250,000 shares of common stock.

The Preferred Stock had a face value and liquidation preference of $1,000 per share, no dividend preference, and was exchangeable at the holder’s option after June 30, 2007, into 6% subordinated notes due three years from the date of exchange.

“With this Preferred Stock transaction, we have reduced indebtedness by another $2,250,000, thereby continuing our efforts to strengthen Deep Down’s balance sheet.  In addition, the Company has eliminated future non-cash interest charges associated with these shares of Preferred Stock.  The value of the common stock received by Mr. Smith and Ms. Budrunas, based on the closing price on September 13, 2007, the date of agreement, was $1,473,750.  Mr. Smith and Ms. Budrunas are signaling their confidence in the future of Deep Down by effectively accepting shares of common stock as if it were priced at $1.00 per share,” commented Robert E. Chamberlain, Jr., Deep Down’s chairman.

About Deep Down, Inc.
Deep Down specializes in the provision of innovative solutions, installation management, engineering services, support services, custom fabrication, and storage management services for the offshore subsea control, umbilical, and pipeline industries. The company fabricates component parts of subsea distribution systems and assemblies that specialize in the development of subsea fields and tie backs. These items include umbilicals, flow lines, distribution systems, pipeline terminations, controls, winches, and launch and retrieval systems, among others. Deep Down provides these services from the initial field conception phase, through manufacturing, site integration testing, installation, topside connections, and the final commissioning of a project.  The Company’s ElectroWave subsidiary offers products and services in the fields of electronic monitoring and control systems for the energy, military, and commercial business sectors. ElectroWave designs, manufactures, installs, and commissions integrated PLC and SCADA based instrumentation and control systems, including ballast control and monitoring, drilling instrumentation, vessel management systems, marine advisory systems, machinery plant control and monitoring systems, and closed circuit television systems.

The Company’s strategy is to consolidate service providers to the offshore industry, as well as designers and manufacturers of subsea, surface, and offshore rig equipment used by major, independent, and foreign national oil and gas companies in deep-water exploration and production of oil and gas throughout the world.  Deep Down’s customers include BP Petroleum, Royal Dutch Shell, Exxon Mobil Corporation, Devon Energy Corporation, Chevron Corporation, Anadarko Petroleum Corporation, Marathon Oil Corporation, Kerr-McGee Corporation, Nexen Inc., BHP, Amerada Hess, Helix, Oceaneering International, Inc., Subsea 7, Inc., Transocean Offshore, Diamond Offshore, Marinette Marine Corporation, Acergy, Veolia Environmental Services, Noble Energy Inc., Aker Kvaerner, Cameron, Oil States, Dril-Quip, Inc., Nexans, Cabett, JDR, and Duco, among others.  For further company information, please visit www.deepdowninc.com and www.electrowaveusa.com

One of our most important responsibilities is to communicate with shareholders in an open and direct manner.  Comments are based on current management expectations, and are considered "forward-looking statements," generally preceded by words such as "plans," "expects," "believes," "anticipates," or "intends."  We cannot promise future returns.  Our statements reflect our best judgment at the time they are issued, and we disclaim any obligation to update or alter forward-looking statements as the result of new information or future events.  Deep Down urges investors to review the risks and uncertainties contained within its filings with the Securities and Exchange Commission.

For Further Information

Steven Haag, Investor Relations

ir@deepdowninc.com

281-862-2201 (O)
281-862-2522 (F)
www.deepdowninc.com

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